EXHIBIT 23.2



                [Letterhead MSCM LLP]





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of Metro One Development, Inc. for the year ended July 31, 2008 of our report dated December 8, 2008 included in its Registration Statements on Forms SB-2 (No. 333-140005, 333-135212, 333-131963) and Form S-8
(No. 333-153406), as amended, relating to the financial statements and financial statement schedules for the year ended July 31, 2008 listed in the accompanying index.




/s/ MSCM LLP
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MSCM LLP

Toronto, Canada
December 16, 2008


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